UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2011

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34710	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2100 West Loop South, Ste. 900, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 30, 2011, Savoy Energy Corporation (the “Company”, “we” or “us”) entered into a First Addendum to Convertible Promissory Note with ASL Energy Corp. (“ASL” and the “Addendum”), which amended and increased the Convertible Promissory Note entered into with ASL on September 9, 2011 in the original principal amount of $105,000, to reflect a loan from ASL to the Company of $4,750.  As a result of the Addendum, the principal amount of the Convertible Promissory note now totals $109,750.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective December 5, 2011, the Board of Directors of the Company approved the issuance of 1,000 shares of Series A Preferred Stock (as defined and described below under Item 5.03)(the “Series A Preferred Stock Shares”) to Mr. Bertagnolli in consideration for services rendered to the Company and continuing to work for the Company without receiving payment for services and without being issued the 100,000,000 shares of common stock which the Board of Directors approved the issuance of to Mr. Bertagnolli in September 2011, as the Company does not have sufficient authorized but unissued shares of common stock to allow for such issuance.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As a result of the issuance of the Series A Preferred Stock Shares to Mr. Bertagnolli (described above in Item 3.02), and the Super Majority Voting Rights (described below in Item 5.03), Mr. Bertagnolli obtained voting rights over the Company’s outstanding voting stock on December 5, 2011, which provide him the right to vote up to 51% of the total voting shares able to vote on any and all shareholder matters.  As a result, Mr. Bertagnolli will exercise majority control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Bertagnolli may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.  Additionally, it may be impossible for shareholders to remove Mr. Bertagnolli as an officer or Director of the Company due to the Super Majority Voting Rights.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 5, 2011, Charles J. Jacobus, Raymond A. Crabbe, Donald C. Rusk, and William F. Howell, resigned as Directors of the Company (the “Resignations”).  As a result of the Resignations, Mr. Bertagnolli is the sole officer and Director of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 5, 2011, the Board of Directors approved the filing of a Certificate of Designations establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Designation is expected to be filed with the Secretary of State of Nevada shortly after the filing of this Form 8-K.

The Designation allows the Board of Directors in its sole discretion to issue up to 1,000 shares of Series A Preferred Stock, which Series A Preferred Stock Shares were issued Mr. Bertagnolli on December 5, 2011, which have the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote.  The Series A Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company cannot adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Designation, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock; however, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

ITEM 8.01 OTHER EVENTS.

The Company believes that moving forward it may be unable to pay its debts as they become due.  Currently, the Company is dependent on funding from third-parties (including the amount loaned by ASL, which is evidenced by the Addendum, described above) to support its ongoing operations.  There can be no assurance that sufficient funds will continue to be available to the Company on favorable terms, if at all, to enable the Company to continue its business operations, maintain its Securities and Exchange Commission filings and pay its debts as they become due.  As of the date of this report, the Company is in default of approximately $245,000 in notes payable and as of September 30, 2011, the Company had negative working capital of $1,043,438 and a total accumulated deficit of $3,064,421.

Additionally, as of the date of this filing, the Company has been threatened with litigation from certain of its creditors, and does not currently have sufficient funding or resources to defend itself against creditor claims or allegations.

In the event the Company is unable to raise additional funds moving forward, the Company could be forced to abandon its current business activities, sell a substantial portion of its assets and/or the Company could be forced to seek bankruptcy protection.  As a result of the above, the Company has recently retained a bankruptcy attorney to advise the Company regarding its rights in bankruptcy and its potential filing for bankruptcy protection. In addition, the Company may file a Form 15 with the Securities and Exchange Commission which would result in the suspension of the Company’s filing obligations with the SEC and the Company ceasing to make periodic and current report filings with the SEC.  As a result, there may not be publicly available information regarding the Company, its operations and results of operations moving forward, and the Company’s securities may be ineligible to be sold pursuant to Rule 144, which could cause the value of the Company’s securities to decline in value or become worthless.

In the event that the Company were to cease its business operations or file for bankruptcy protection, the Company would likely cease its filings with the Securities and Exchange Commission, the Company’s stock would likely trade on the OTC Pinks market and would likely have less liquidity on such market and any investment in the Company would likely become worthless.

In addition to potentially ceasing its filings with the Securities and Exchange Commission and/or seeking bankruptcy protection, the Company is also considering potential acquisition or merger opportunities.  If we enter into a merger and/or acquisition with a separate company or companies in the future, it may result in our business focus or majority shareholders changing and substantial numbers of new shares of common or preferred stock being issued, resulting in substantial dilution to our then current shareholders. As a result, if there were new majority shareholders, they will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus or our business focus could be changed in connection with the transaction and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful. If we do enter into a merger or acquisition transaction, and our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which will cause the value of our common stock to decline or become worthless.  As described above, due to the issuance of the Series A Preferred Stock, Mr. Bertagnolli, voting alone, has the right to approve a merger, acquisition or the sale of all of our assets and operations without the need for further shareholder approval.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	First Addendum to Convertible Promissory Note with ASL Energy Corp.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: December 14, 2011	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer